                              STANDSTILL AGREEMENT
                              --------------------

         This Standstill Agreement (this "Agreement") is made by and between BCSB Bancorp, Inc., a Maryland corporation ("BCSB Bancorp"), on the one hand, and Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer and Richard J. Lashley (collectively, the "PL Capital Parties"), on the other hand, on behalf of themselves and their respective affiliates (BCSB Bancorp and the PL Capital Parties together, collectively, the "Parties"). In consideration of the covenants, promises and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1.       BYLAW AMENDMENT

         Upon the execution of this Agreement, the Board of Directors of BCSB Bancorp agrees to amend BCSB Bancorp's Bylaws to delete Article II, Section 3(b) thereof. BCSB Bancorp agrees that so long as the PL Capital Parties beneficially own 5% or more of BCSB Bancorp's outstanding common stock, the BCSB Bancorp Board of Directors will not amend BCSB Bancorp's Bylaws to impose residency requirements as a qualification for service as a director.

         2.       STANDSTILL

         The PL Capital Parties each agree that, after the date hereof and until September 30, 2010 (the "Standstill Period"), they and their affiliates or associates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board of Directors of BCSB Bancorp:

         (i) acquire, offer to acquire, solicit an offer to sell or agree to acquire directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or any direct or indirect interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for (collectively, an "Acquisition"), any securities of BCSB Bancorp ("Securities"), provided that the PL Capital Parties may sell shares without the prior approval of the Board of Directors of BCSB Bancorp subject to the Right of First Refusal in Paragraph 5 of this Agreement;

         (ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of BCSB Bancorp;

         (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of BCSB Bancorp;

         (iv) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise,
(a) any of the assets, tangible and intangible, of BCSB Bancorp or (b) direct or indirect rights, warrants or options to acquire any assets of BCSB Bancorp;

         (v) arrange, or in any way participate, directly or indirectly, in any financing (except for margin loan financing for shares presently beneficially owned) for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of BCSB Bancorp;

         (vi) otherwise act, alone or in concert with others, to seek to offer to BCSB Bancorp or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with BCSB Bancorp or otherwise seek, alone or in concert with others to control or change the management, Board of Directors or policies of BCSB Bancorp or nominate any person as a director of BCSB Bancorp who is not nominated by the then incumbent directors (provided that in the event there is a vacancy on the BCSB Bancorp Board of Directors, the PL Capital Parties may submit suggestions for nominees to the nominating committee of the Board of Directors for its consideration pursuant to the policies adopted by the nominating committee of the Board of Directors), or propose any matter to be voted upon by the stockholders of BCSB Bancorp; or

         (vii) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) of this Paragraph 2, or publicly announce or disclose any request to be excused from any of the foregoing obligations of this Paragraph 2.

         Notwithstanding any other provision of this Paragraph 2, the restrictions on the acquisition of securities contained in clause (i) of Paragraph 2 shall be from the date of this Agreement until the date immediately following the 2009 annual meeting of stockholders and any adjournment thereof, provided that in no event during the Standstill Period shall the PL Capital Parties acquire in the aggregate beneficial ownership of more than 9.9% of any class of voting Securities.

         At BCSB Bancorp's 2009 annual meeting of stockholders, BCSB Bancorp intends to submit for a vote a proposal to approve an equity incentive plan that would allow for the grant of stock options and stock awards (the "2009 Equity Incentive Plan"). At such 2009 annual meeting of stockholders, the PL Capital Parties hereby agree to vote all the BCSB Bancorp shares they beneficially owns in favor of the 2009 Equity Incentive Plan. In addition, at any BCSB Bancorp annual meeting of stockholders during the Standstill Period, the PL Capital Parties agree (i) to vote all the BCSB Bancorp shares they beneficially own in favor of the nominees for election or reelection as directors of BCSB Bancorp selected by the Board of Directors of BCSB Bancorp or the nominating committee of such Board of Directors and otherwise to support such director candidates, and (ii) with respect to any other proposal submitted by any BCSB Bancorp stockholder to a vote of the BCSB Bancorp stockholders, to vote all the BCSB Bancorp shares they beneficially own in accordance with the recommendation of the BCSB Bancorp Board of Directors with respect to any such stockholder proposal.

         Upon the execution of this Agreement by the PL Capital Parties and BCSB Bancorp, the PL Capital Parties shall be deemed to have withdrawn their stockholder proposal submitted to BCSB Bancorp by letter dated December 10, 2008 pursuant to Rule 14a-8 under the Exchange Act.

         3.       OPTION PRICING

         BCSB Bancorp agrees that so long as the PL Capital Parties beneficially own 5% or more of BCSB Bancorp's outstanding common stock, any options to acquire BCSB Bancorp common stock granted under the 2009 Equity Incentive Plan will be granted at an exercise price equal to the greater of (i) $10.00 per share, and (ii) the fair market value of a share of BCSB Bancorp common stock on the date of grant.

         4.       NON-DISPARAGEMENT

         During the Standstill Period, the PL Capital Parties agree not to disparage BCSB Bancorp or any officers, directors (including director nominees) or employees of BCSB Bancorp or its affiliates or subsidiaries in any public or quasi-public forum, and BCSB Bancorp agrees not to disparage any of the PL Capital Parties or any officers or employees of the PL Capital Parties in any public or quasi-public forum.

         5.       RIGHT OF FIRST REFUSAL

         The PL Capital Parties, and each of them, hereby grant an irrevocable Right of First Refusal to BCSB Bancorp to purchase at the then prevailing market price on the date of exercise, any or all shares of BCSB Bancorp stock beneficially owned by any of the PL Capital Parties, that the PL Capital Parties are selling. Such Right of First Refusal shall be exercised in the following manner: the PL Capital Party intending to sell any such shares shall provide Notice (as defined herein) to BCSB Bancorp of intent to sell together with the quantity of shares to be sold. BCSB Bancorp shall have two business days to give Notice (as defined herein) to such PL Capital Party of its intent to exercise its Right of First Refusal to acquire such shares. If BCSB Bancorp gives timely Notice of its intent to exercise such Right of First Refusal with respect to such shares, then it shall have five business days to tender the Exercise Price (as defined herein) for such shares to the selling PL Capital Party, and that PL Capital Party shall then convey title to such shares to BCSB Bancorp or its designee. The Exercise Price shall be the volume-weighted average price as derived from Bloomberg for the five trading days prior to the date on which such PL Capital Party gave Notice. Failure of BCSB Bancorp to give timely Notice to such selling PL Capital Party will excuse the PL Capital Parties from any obligation with respect to those shares so long as that PL Capital Party sells such shares within 30 days of the date on which that PL Capital Party gave its Notice of its intent to sell shares, but will not affect BCSB Bancorp's Right of First Refusal with respect to any other shares beneficially owned by that or any other PL Capital Party which were not the subject of the PL Capital Party's Notice of its intent to sell shares.

         6.       AUTHORITY

         Each of the Parties which is a corporation or other legal entity and each individual Party executing this Agreement on behalf of a corporation or other legal entity, represents and warrants that: (a) such corporation or other legal entity is duly organized, validly authorized and in good standing, and possesses full power and authority to enter into and perform the terms of this Agreement; (b) the execution and delivery, and performance of the terms of this Agreement have been duly and validly authorized by all requisite acts and consents of the company or other legal entity and do not contravene the terms of any other obligation to which the corporation or other legal entity is subject; and (c) this Agreement constitutes a legal, binding and valid obligation of each such entity, enforceable in accordance with its terms.

         7.       AMENDMENT IN WRITING

         This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto or their respective clients.

         8.       GOVERNING LAW/VENUE/JURISDICTION

         This Agreement, and the rights and liabilities of the Parties hereto, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflict of law provisions. The venue and jurisdiction for adjudication of any and all disputes between the Parties to this Agreement shall be in the State of Maryland Circuit Court in and for Baltimore County.

         9.       COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered to be an original or true copy of this Agreement. Faxed signatures shall be presumed valid.

         10.      NONWAIVER

         The failure of any one of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         11.      DISCLOSURE OF THIS AGREEMENT

         The parties contemplate that the PL Capital Parties will file a
Schedule 13D amendment attaching this Agreement, that BCSB Bancorp will file a Form 8-K attaching this Agreement and that during the Standstill Period there will be no other public comments (except as required by applicable SEC regulations) by the Parties regarding this Agreement other than a press release by BCSB Bancorp factually summarizing this Agreement and referring to the Form 8-K filing, which press release shall be subject to approval by the PL Capital Parties (such approval not to be unreasonably withheld).

         12.      ENTIRE AGREEMENT

         This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).

         13.      NOTICE

         All notices and other communications which are required or permitted hereunder shall be in writing, and sufficient if by same-day hand delivery (including delivery by courier) or sent by fax, addressed as follows:

         If to the BCSB Bancorp Parties:

                  Joseph J. Bouffard
                  President and Chief Executive Officer
                  BCSB Bancorp, Inc.
                  411 E. Joppa Road
                  Baltimore, Maryland  21236
                  Fax: (410) 256 - 0261

         with a copy to:

                  Gary R. Bronstein, Esq.
                  Kilpatrick Stockton LLP
                  607 14th Street, Suite 900
                  Washington, DC  20005
                  Fax: (202) 204-5616

         If to the PL Capital Parties:

                  John Wm. Palmer
                  PL Capital, LLC
                  20 East Jefferson Avenue, Suite 22
                  Naperville, Illinois 60540
                  Fax: (630) 848-1342

         with a copy to:

                  Peter D. Fetzer, Esq.
                  Foley & Lardner, LLP
                  777 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202
                  Fax: (414) 297-4900

         IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.

Dated:   March 20, 2009

For:     Financial Edge Fund, L.P.                 For BCSB Bancorp, Inc.:
         Financial Edge - Strategic Fund, L.P.
         Goodbody/PL Capital, L.P.
         PL Capital, LLC
         PL Capital Advisors, LLC                  /s/ Joseph J. Bouffard
         Goodbody/PL Capital, LLC                  ---------------------------
                                                   By:  Joseph J. Bouffard
                                                        President

/s/ Richard J. Lashley
-----------------------------------------
By:      Richard J. Lashley
         Managing Member


/s/ John W. Palmer
-----------------------------------------
By:      John W. Palmer
         Managing Member


For John W. Palmer:


/s/ John W. Palmer
-----------------------------------------
John W. Palmer


For Richard J. Lashley:


/s/ Richard J. Lashley
----------------------------------------
Richard J. Lashley